UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2012
(previously reported as January 26, 2012)

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 27, 2012 Republic Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that Republic Bank & Trust Company (“RB&T”), a wholly-owned subsidiary of the Company, had entered into a Purchase and Assumption Agreement on January 27, 2012 (the “Agreement”) without loss share with the Federal Deposit Insurance Corporation (the “FDIC”) as Receiver. Pursuant to the Agreement, RB&T acquired select assets and assumed substantially all of the deposits and certain liabilities of Tennessee Commerce Bank (“TCB”), headquartered in Franklin, Tennessee. The final lists and values of acquired assets and assumed liabilities remain subject to adjustment and revision by the FDIC and RB&T. Once such terms are finalized and agreed to, the acquisitions will be deemed to be effective as of January 27, 2012.

This Current Report on Form 8-K/A (this “Amendment”) amends, updates, supplements and replaces in its entirety, the disclosure provided in Item 1.01 and Item 9.01 of the Original Report. Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged. The Company anticipates that it will further amend the Original Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01. All financial and other numeric measures of TCB as described in this Current Report were based upon information as of January 27, 2012 and may be subject to change.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Item 1.01 Entry Into a Material Definitive Agreement.

Effective January 27, 2012, RB&T, a wholly-owned subsidiary of the Company, assumed substantially all of the deposits and certain other liabilities and acquired certain assets of TCB, headquartered in Franklin, Tennessee from the FDIC, as receiver for TCB (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement — Whole Bank; All Deposits, entered into among RB&T, the FDIC as receiver of TCB and the FDIC. All financial and other numeric measures of TCB described below are based upon TCB’s internally prepared interim financial statement information as of January 27, 2012, which are subject to change.

Under the terms of the Agreement, RB&T acquired approximately $237 million in assets, including approximately $125 million in loans and other real estate owned, approximately $48 million of marketable securities and approximately $64 million of cash and cash equivalents. Approximately $662 million of loans, approximately $119 million of securities and approximately $9 million of other TCB assets were excluded from the transaction. RB&T assumed approximately $950 million of liabilities, including approximately $948 million in customer deposits. The acquisition was completed without loss sharing agreements.

The assets were acquired from the FDIC at a discount of $57 million with no stated deposit premium. Based on TCB’s January 27, 2012 internally prepared interim financial statement information, the FDIC made a cash payment to RB&T in the amount of $770 million, which is subject to customary post-closing adjustments.

The terms of the Agreement provide for the FDIC to indemnify RB&T against claims with respect to liabilities and assets of TCB or any of its affiliates not assumed or otherwise purchased by RB&T and with respect to certain other claims by third parties.

TCB’s sole branch re-opened on January 30, 2012, under its same name as a division of RB&T. RB&T has an option, exercisable for 90 days following the closing of the Acquisition, to acquire, at fair market value, furniture, fixtures and equipment, and to assume any leases relating to bank premises held by TCB. RB&T is currently reviewing the bank premises and related leases of TCB. Also, RB&T has an option, exercisable for 90 days following the closing of the Acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to TCB. In addition, RB&T has an option, exercisable for 60 days following the closing of the Acquisition, to purchase additional TCB loans at par from the FDIC.

No other assets were acquired or liabilities assumed from TCB or its parent company, Tennessee Commerce Bancorp, Inc.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” in incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than April 13, 2012

(b)	Pro forma financial information

To the extent that pro forma financial information is required by this Item, such pro forma financial information will be filed in an amendment to this Current Report no later than April 13, 2012.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

2.1*
Purchase and Assumption Agreement — Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Tennessee Commerce Bank, Franklin, Tennessee, the Federal Deposit Insurance Corporation and Republic Bank & Trust Company, dated as of January 27, 2012.

*Information from certain schedules and exhibits has been omitted pursuant to Item 601(b)(2) of Regulation S-K; the Company will furnish supplementally a copy of omitted information to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: February 1, 2012	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer
& Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

2.1
Purchase and Assumption Agreement-Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Tennessee Commerce Bank, Franklin, Tennessee, the Federal Deposit Insurance Corporation and Republic Bank & Trust Company, dated as of January 27, 2012

*Information from certain schedules and exhibits has been omitted pursuant to Item 601(b)(2) of Regulation S-K; the Company will furnish supplementally a copy of omitted information to the Commission upon request.